UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 18, 2018

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11,Vegetable Building, Industrial Park of the East City,

Shouguang City, Shandong, China

(Address of principal executive offices and zip code)

+86 (536) 567 0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On October 18, 2018, the Company’s independent public accounting firm, Morison Cogen LLP (“Morison”), advised the Company that disclosure should be made and action should be taken to prevent further reliance on the Company’s previously issued unaudited financial statements for the three months ended March 31, 2018, included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018 and the three months ended June 30, 2018, included in its Quarterly Report on Form 10-Q filed with the SEC on August 10, 2018 (collectively, the “Form 10-Qs”), and its audited financial statements for the fiscal year ended December 31, 2017, included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2018 (the “Form 10-K”).

Morison advised the Company that as a result of the Tax Cuts and Jobs Act (“TCJA”) that was enacted into law on December 22, 2017, the corporation income tax rate was reduced from 35% to 21% and there was a one-time mandatory transition tax on accumulated foreign earnings. For the year ended December 31, 2017, the Company accrued $5,402,000 of income taxes associated with this one-time mandatory transition tax on accumulated foreign earnings. Upon completion of the Company’s 2017 income tax return, it became apparent that the Company can offset this entire transition tax by applying a portion of their net operating loss carryovers and foreign tax credit carryovers. As a result, the Company did not need to accrue the $5,402,000 of income taxes and the financial statements in the Form 10-K and Form 10-Qs will need to be restated to correct this error.

The results of the restatement will be as follows on the Form 10-K:

•	On the December 31, 2017 consolidated balance sheet, the current portion of taxes payable will be reduced by $433,000, the non-current portion of income taxes payable will be reduced by $4,969,000 and the unappropriated retained earnings will increase by $5,402,000.

•	On the 2017 consolidated statement of income and comprehensive income, the income tax expense will be reduced by $5,402,000 and the net income and comprehensive income will each increase by $5,402,000. The basic and diluted earnings per share will increase by $0.12.

•	On the 2017 consolidated statement of stockholders’ equity, the net income for the year ended December 31, 2017 will increase by $5,402,000 and the total retained earnings will increase by the same amount.

•	There will be no effect to the consolidated statement of cash flows.

The results of the restatements will be as follows on the Form 10-Qs:

•	On the March 31, 2018 consolidated balance sheet, the current portion of taxes payable will be reduced by $433,000, the non-current portion of income taxes payable will be reduced by $4,969,000 and the unappropriated retained earnings will increase by $5,402,000.

•	On the March 31, 2018 consolidated statement of stockholders’ equity, the December 31, 2017 unappropriated retained earnings will increase by $5,402,000. No other statements are effected.

•	On the June 30, 2018 consolidated balance sheet, the current portion of taxes payable will be reduced by $433,000, the non-current portion of income taxes payable will be reduced by $4,969,000 and the unappropriated retained earnings will increase by $5,402,000.

•	On the June 30, 2018 consolidated statement of stockholders’ equity the December 31, 2017 unappropriated retained earnings will increase by $5,402,000.

•	No other statements are effected.

The Company, including the Audit Committee of the Board of Directors, has discussed the foregoing matters with Morison. The Audit Committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate the Form 10-Qs and the Form 10-K. The Company is currently preparing the restatements.

The Company has provided Morison with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made under this Item 4.02 and, if not, stating the respect in which it does not agree. A copy of such letter, dated October 24, 2018, is filed as Exhibit 16.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Morison Cogen LLP, dated October 24 , 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Min Li
Name:	Min Li
Title:	Chief Financial Officer

Dated: October 24 , 2018